Exhibit 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D, and all amendments thereto, to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: June 6, 2008

NEWPORT GLOBAL OPPORTUNITIES FUND LP By: Newport Global Opportunities GP LP, its general partner By: Newport Global Opportunities GP LLC, its general partner

By:	Newport Global Advisors LP,
its managing member

By:
Name: Timothy T. Janszen Title: Chief Executive Officer

NEWPORT GLOBAL OPPORTUNITIES GP LP By: Newport Global Opportunities GP LLC, its general partner By: Newport Global Advisors LP, its managing member

By:
Name: Timothy T. Janszen Title: Chief Executive Officer

NEWPORT GLOBAL OPPORTUNITIES GP LLC By: Newport Global Advisors LP, its managing member

By:
Name: Timothy T. Janszen Title: Chief Executive Officer

NEWPORT GLOBAL ADVISORS LP

By:
Name: Timothy T. Janszen Title: Chief Executive Officer

NEWPORT GLOBAL ADVISORS LLC

By:
Name: Timothy T. Janszen Title: Chief Executive Officer